Exhibit 99.2

Innovative Industrial Properties Second Quarter 2022 Supplemental Financial Information

Innovative Industrial Properties 2 Overview Forward - Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 FFO, Normalized FFO, and AFFO Reconciliation 8 Historical Net Income 9 Historical FFO, Normalized FFO, and AFFO Reconciliation 10 Statements of Cash Flows 11 Portfolio Data Capital Commitments 12 Leasing Summary 13 Top Tenants Overview 14 Property List 15 – 17 Capitalization Senior Capital and Debt Summary 18 Capitalization 19 Definitions 20 – 21 Analyst Coverage 22 Senior Management Team and Board of Directors 23 Table of Contents

Innovative Industrial Properties 3 Forward - Looking Statements This Supplemental Financial Information Package include "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended) that are subject to risks and uncertainties . In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements . Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements . Forward - looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events . Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them . We do not guarantee that the transactions and events described will happen as described (or that they will happen at all) . You can identify forward - looking statements by the use of forward - looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases . You can also identify forward - looking statements by discussions of strategy, plans or intentions . The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward - looking statements : rates of default on leases for our assets, concentration of our portfolio of assets and limited number of tenants ; the estimated growth in and evolving market dynamics of the regulated cannabis market inflation dynamics ; the impact of the ongoing COVID - 19 pandemic, or future pandemics, on us, our business, our tenants, or the economy generally ; war and other hostilities, including the conflict in Ukraine ; our business and investment strategy ; our projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; availability of suitable investment opportunities in the regulated cannabis industry ; our understanding of our competition and our potential tenants’ alternative financing sources ; the demand for regulated cannabis facilities ; the expected medical - use or adult - use cannabis legalization in certain states ; shifts in public opinion regarding regulated cannabis ; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult - use cannabis in our facilities ; the state of the U . S . economy generally or in specific geographic areas ; economic trends and economic recoveries ; our ability to access equity or debt capital ; financing rates for our target assets ; our expected leverage ; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility ; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition ; our ability to maintain our investment grade credit rating ; changes in the values of our assets ; our expected portfolio of assets ; our expected investments ; interest rate mismatches between our assets and our borrowings used to fund such investments ; changes in interest rates and the market value of our assets ; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility ; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; our ability to maintain our qualification as a REIT ; our ability to maintain our exemption from registration under the Investment Company Act of 1940 ; availability of qualified personnel ; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy . The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance . In addition, we discussed a number of material risks in our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Those risks continue to be relevant to our performance and financial condition . Moreover, we operate in a very competitive and rapidly changing environment . New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Any forward - looking statement made by us speaks only of the date on which we make it . We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . Stockholders and investors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports . Market and industry data are included in this presentation . We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties . We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable . However, this information may prove to be inaccurate . No representation or warranty is made as to the accuracy of such information . All amounts shown in this report are unaudited . This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc . Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc . shall be made only by means of a prospectus approved for that purpose .

Innovative Industrial Properties 4 Company Snapshot State Diversification (1) Pennsylvania 16.7% Michigan 12.2% Illinois 12.1% Massachusetts 12.0% California 11.1% New York 7.3% Florida 7.1% New Jersey 3.8% Maryland 3.8% Colorado 3.5% Other 10.4% Total 100% Company Overview Innovative Industrial Properties, Inc. (NYSE “IIPR”) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized properties leased to experienced, state - licensed operators for their regulated cannabis facilities. Note : As of June 30 , 2022 , values in thousands except for share count, $ /PSF, or otherwise noted 1) Based on “Total Committed / Invested Capital” . Refer to “Definitions” for additional details . 2) Refer to “Capitalization” and “Definitions” for additional details . 3) Reflects annualized common stock dividend paid on July 15 , 2022 of $ 1 . 75 per share . The decision to declare or pay dividends is in the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared or paid for any time period in any amount . 4) Two Kings Garden Inc . leases were combined as a result of a merger of land parcels, and these properties are now reclassified as one property, bringing the total property count for the tenant from seven to six . Subsequent to June 30 , 2022 , Kings Garden Inc . , defaulted on its obligations to pay rent at all properties . 5) Includes approximately 2 . 5 million square feet under development or redevelopment . Market Capitalization (2) $3,073,441 Total States 19 Shares of Common Stock Outstanding 27,973,429 Total Rentable Square Feet (5) 8,578 Current Annualized Dividend ($) (3) $7.00 / share Total Committed Invested Capital per Square Foot $274 Total Committed / Invested Capital (1) $2,352,990 % Leased (4) 100% Total Properties (4) 110 Weighted Average Lease Term 16 Years

Quarterly Performance Summary

	2022		2021		
	2Q2022	1Q2022	4Q2021	3Q2021	2Q2021
Total Revenues	$70,511	$64,504	$58,943	$53,856	$48,867
General and administrative expense	$8,707	$8,777	$6,450	$5,307	$5,604
General and administrative expense / total revenues	12%	14%	11%	10%	11%
Net income attributable to common stockholders	$39,876	$34,712	$28,292	$29,756	$29,001
Net income attributable to common stockholders - diluted ("EPS")	$1.42	$1.32	$1.14	$1.20	$1.17
Funds from operations attributable to common stockholders - diluted ("FFO")(1)	$55,177	$48,914	$42,377	$42,532	$40,721
FFO per common share - diluted(1)	$1.97	$1.86	$1.61	$1.62	$1.56
Normalized FFO attributable to common stockholders - diluted ("Normalized FFO")(1)	$55,288	$49,127	$46,076	$42,532	$40,732
Normalized FFO per common share - diluted(1)	$1.97	$1.87	$1.75	$1.62	$1.56
Adjusted funds from operations attributable to common stockholders - diluted ("AFFO")(1)	$60,059	$53,836	$48,570	$45,022	$42,982
AFFO per common share - diluted(1)	$2.14	$2.04	$1.85	$1.71	$1.64
Common stock dividend per share(2)	$1.75	$1.75	$1.50	$1.50	$1.40
AFFO Payout Ratio(3)	82%	86%	81%	88%	85%
Total Committed / Invested Capital(4)	$2.4B	$2.1B	$2.0B	$1.8B	$1.6B
% Leased	100%	100%	100%	100%	100%
Rent Collection % / Quarter(5)	99%	99%	99%	100%	101%

Total Revenues



$48,867
$53,856
$58,943
$64,504
$70,511
2Q2021
3Q2021
4Q2021
1Q2022
2Q2022

Normalized FFO (1)



$1.56
$1.62
$1.75
$1.87
$1.97
2Q2021
3Q2021
4Q2021
1Q2022
2Q2022

AFFO (1)



$1.64
$1.71
$1.85
$2.04
$2.14
2Q2021
3Q2021
4Q2021
1Q2022
2Q2022

Note: Dollars in thousands except for $/share or otherwise noted
1) Refer to "FFO, Normalized FFO, and AFFO Reconciliation" and "Definitions" for additional details.
2) Reflects quarterly common stock dividend declared in the quarter.
3) Calculated by dividing the common stock dividend declared per share by AFFO per common share - diluted.
4) Dollars in billions, refer to "Definitions" for additional details.
5) 2Q2021 rent collection was in excess of 100% of contractually due rent as a result of stipulated rent paid by the receivership in place previously at the company's Los Angeles, California property related to rent owed to the company by the receivership in 2020. Subsequent to June 30, 2022, Kings Garden Inc., a tenant at six properties, defaulted on its obligations to pay rent at all properties. Refer to "Definitions" for additional details.

Innovative Industrial Properties 5

Innovative Industrial Properties 6 June 30, December 31, (In thousands, except share and per share amounts) 2022 2021 Assets Real estate, at cost: Land $136,123 $122,386 Buildings and improvements 1,220,821 979,417 Tenant improvements 699,856 620,301 Construction in progress 68,909 - Total real estate, at cost 2,125,709 1,722,104 Less accumulated depreciation (109,100) (81,938) Net real estate held for investment 2,016,609 1,640,166 Construction loan receivable 17,698 12,916 Cash and cash equivalents 45,432 81,096 Restricted cash 530 5,323 Investments 309,442 324,889 Right of use office lease asset 1,921 1,068 In-place lease intangible assets, net 9,535 9,148 Other assets, net 24,515 9,996 Total assets $2,425,682 $2,084,602 Liabilities and stockholders’ equity Exchangeable Senior Notes, net $6,374 $32,232 Notes due 2026, net 294,478 293,860 Tenant improvements and construction funding payable 31,210 46,274 Accounts payable and accrued expenses 6,428 7,718 Dividends payable 49,439 38,847 Rent received in advance and tenant security deposits 59,899 52,805 Other liabilities 2,082 1,167 Total liabilities 449,910 472,903 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2022 and December 31, 2021 14,009 14,009 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 27,973,429 and 25,612,541 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively 28 26 Additional paid-in capital 2,056,568 1,672,882 Dividends in excess of earnings (94,833) (75,218) Total stockholders’ equity 1,975,772 1,611,699 Total liabilities and stockholders ’ equity $2,425,682 $2,084,602 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Six Months Ended June 30, June 30, (In thousands, except share and per share amounts) 2022 2021 2022 2021 Revenues: Rental (including tenant reimbursements) $69,995 $48,867 $134,109 $91,752 Other 516 - 906 - Total revenues 70,511 48,867 135,015 91,752 Expenses: Property expenses 2,427 482 4,409 1,252 General and administrative expense 8,707 5,604 17,484 11,204 Depreciation and amortization expense 15,233 9,841 29,101 18,680 Total expenses 26,367 15,927 50,994 31,136 Income from operations 44,144 32,940 84,021 60,616 Interest and other income 581 91 638 215 Interest expense (4,504) (3,692) (9,270) (5,565) Loss on exchange of Exchangeable Senior Notes (7) - (125) - Net income 40,214 29,339 75,264 55,266 Preferred stock dividends (338) (338) (676) (676) Net income attributable to common stockholders $39,876 $29,001 $74,588 $54,590 Net income attributable to common stockholders per share: Basic $1.42 $1.21 $2.77 $2.27 Diluted $1.42 $1.17 $2.75 $2.22 Weighted-average shares outstanding: Basic 27,850,561 23,889,761 26,741,568 23,889,580 Diluted 28,036,690 26,168,682 27,159,774 26,166,494 Net Income

Innovative Industrial Properties 8 For the Three Months Ended For the Six Months Ended June 30, June 30, (In thousands, except share and per share amounts) 2022 2021 2022 2021 Net income attributable to common stockholders $39,876 $29,001 $74,588 $54,590 Real estate depreciation and amortization 15,233 9,841 29,101 18,680 FFO attributable to common stockholders (basic) 55,109 38,842 103,689 73,270 Cash and non-cash interest expense on Exchangeable Senior Notes 68 1,879 402 3,752 FFO attributable to common stockholders (diluted) 55,177 40,721 104,091 77,022 Acquisition-related expense - 11 95 19 Financing expense 104 - 104 - Loss on exchange of Exchangeable Senior Notes 7 - 125 - Normalized FFO attributable to common stockholders (diluted) 55,288 40,732 104,415 77,041 Stock-based compensation 4,437 2,132 8,816 4,233 Non-cash interest expense 311 118 618 118 Above-market lease amortization 23 - 46 - AFFO attributable to common stockholders (diluted) $60,059 $42,982 $113,895 $81,392 FFO per common share – diluted $1.97 $1.56 $3.83 $2.94 Normalized FFO per common share – diluted $1.97 $1.56 $3.84 $2.94 AFFO per common share – diluted $2.14 $1.64 $4.19 $3.11 Weighted average common shares outstanding – basic 27,850,561 23,889,761 26,741,568 23,889,580 Restricted stock and restricted stock units ("RSUs") 82,387 96,230 113,858 94,223 Performance share unitis ("PSUs") - - - - Dilutive effect of Exchangeable Senior Notes 103,742 2,182,691 304,348 2,182,691 Weighted average common shares outstanding – diluted 28,036,690 26,168,682 27,159,774 26,166,494 FFO, Normalized FFO, and AFFO Reconciliation

Innovative Industrial Properties 9 2022 2021 (In thousands, except share and per share amounts) 2Q2022 1Q2022 4Q2021 3Q2021 2Q2021 Revenues: Rental (including tenant reimbursements) $69,995 $64,114 $58,943 $53,856 $48,867 Other 516 390 - - - Total revenues 70,511 64,504 58,943 53,856 48,867 Expenses: Property expenses 2,427 1,982 1,826 1,365 482 General and administrative expense 8,707 8,777 6,450 5,307 5,604 Depreciation and amortization expense 15,233 13,868 12,205 10,891 9,841 Total expenses 26,367 24,627 20,481 17,563 15,927 Income from operations 44,144 39,877 38,462 36,293 32,940 Interest and other income 581 57 72 110 91 Interest expense (4,504) (4,766) (6,212) (6,309) (3,692) Loss on exchange of Exchangeable Senior Notes (7) (118) (3,692) - - Net income 40,214 35,050 28,630 30,094 29,339 Preferred stock dividends (338) (338) (338) (338) (338) Net income attributable to common stockholders $39,876 $34,712 $28,292 $29,756 $29,001 Net income attributable to common stockholders per share: Basic $1.42 $1.35 $1.18 $1.24 $1.21 Diluted $1.42 $1.32 $1.14 $1.20 $1.17 Weighted-average shares outstanding: Basic 27,850,561 25,620,253 23,941,930 23,890,537 23,889,761 Diluted 28,036,690 26,340,224 26,263,585 26,260,704 26,168,682 Historical Net Income

Historical FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	2022		2021		
	2Q2022	1Q2022	4Q2021	3Q2021	2Q2021
Net income attributable to common stockholders	$39,876	$34,712	$28,292	$29,756	$29,001
Real estate depreciation and amortization	15,233	13,868	12,205	10,891	9,841
FFO attributable to common stockholders (basic)	55,109	48,580	40,497	40,647	38,842
Cash and non-cash interest expense on Exchangeable Senior Notes	68	334	1,880	1,885	1,879
FFO attributable to common stockholders (diluted)	55,177	48,914	42,377	42,532	40,721
Acquisition-related expense	-	95	7	-	11
Financing expense	104	-	-	-	-
Loss on exchange of Exchangeable Senior Notes	7	118	3,692	-	-
Normalized FFO attributable to common stockholders (diluted)	55,288	49,127	46,076	42,532	40,732
Stock-based compensation	4,437	4,379	2,192	2,191	2,132
Non-cash interest expense	311	307	298	299	118
Above-market lease amortization	23	23	4	-	-
AFFO attributable to common stockholders (diluted)	$60,059	$53,836	$48,570	$45,022	$42,982
FFO per common share - diluted	$1.97	$1.86	$1.61	$1.62	$1.56
Normalized FFO per common share - diluted	$1.97	$1.87	$1.75	$1.62	$1.56
AFFO per common share - diluted	$2.14	$2.04	$1.85	$1.71	$1.64
Weighted average common shares outstanding - basic	27,850,561	25,620,253	23,941,930	23,890,537	23,889,761
Restricted stock and RSUs	82,387	110,457	98,093	98,093	96,230
PSUs	-	102,333	81,414	78,582	-
Dilutive effect of Exchangeable Senior Notes	103,742	507,181	2,142,148	2,193,492	2,182,691
Weighted average common shares outstanding - diluted	28,036,690	26,340,224	26,263,585	26,260,704	26,168,682

Innovative Industrial Properties

10

Innovative Industrial Properties 11 For the Six Months Ended June 30, (In thousands) 2022 2021 Cash flows from operating activities Net income $75,264 $55,266 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 29,101 18,680 Loss on exchange of Exchangeable Senior Notes 125 - Other non-cash adjustments 127 47 Stock-based compensation 8,816 4,233 Amortization of discounts on short-term investments (513) (199) Amortization of debt discount and issuance costs 689 1,174 Changes in assets and liabilities Other assets, net 2,568 220 Accounts payable, accrued expenses and other liabilities (1,290) 2,278 Rent received in advance and tenant security deposits 7,094 7,693 Net cash provided by operating activities 121,981 89,392 Cash flows from investing activities Purchases of investments in real estate (129,562) (99,073) Funding of draws for tenant improvements and construction (291,408) (152,052) Funding of construction loan and other investments (21,360) (6,000) Deposits in escrow for acquisitions (600) (150) Purchases of short-term investments (219,040) (439,878) Maturities of short-term investments 235,000 410,000 Net cash used in investing activities (426,970) (287,153) Cash flows from financing activities Issuance of common stock, net of offering costs 351,988 - Gross proceeds from issuance of Notes due 2026 - 300,000 Payment of deferred financing costs from issuance of Notes due 2026 - (6,484) Dividends paid to common stockholders (84,339) (61,387) Dividends paid to preferred stockholders (676) (676) Taxes paid related to net share settlement of equity awards (2,441) (3,384) Net cash provided by financing activities 264,532 228,069 Net (decrease) increase in cash, cash equivalents and restricted cash (40,457) 30,308 Cash, cash equivalents and restricted cash, beginning of period 86,419 126,006 Cash, cash equivalents and restricted cash, end of period $45,962 $156,314 Supplemental disclosure of cash flow information: Cash paid during the period for interest $8,876 $2,696 Supplemental disclosure of non-cash investing and financing activities: Accrual for draws for tenant improvements and construction funding $31,210 $60,670 Deposits applied for acquisitions 25 200 Accrual for common and preferred stock dividends declared 49,439 33,922 Accrual for deferred financing costs - 196 Exchange of Exchangeable Senior Notes for common stock 26,665 - Operating lease liability for obtaining right of use asset 1,017 - Statements of Cash Flows

Capital Commitments

Second Quarter Capital Commitments

State	Closing / Execution	Rentable Square Feet [1]	Current Quarter Purchase Price [2]	Current Quarter Additional Commitment	Existing Investment [2]	Total Investment	Total Investment / PSF [3]
Acquisitions							
Maryland	Apr-22	84	$25,000	-	-	$25,000	$298
Arizona	Apr-22	17	5,238	-	-	5,238	308
Massachusetts	May-22	104	40,000	-	-	40,000	385
Texas [4]	Jun-22	85	12,040	9,960	-	22,000	259
Acquisitions Subtotal / Wtd. Avg.		**290**	**$82,278**	**$9,960**	**-**	**$92,238**	**$318**
Amendments							
New York	Apr-22	225	-	$45,000	$63,500	$108,500	$482
Illinois	Jun-22	127	-	10,931	29,069	40,000	315
Michigan	Jun-22	85	-	1,230	16,000	17,230	203
Pennsylvania	Jun-22	179	-	35,000	26,640	61,640	344
Pennsylvania	Jun-22	300	-	55,000	39,600	94,600	315
Amendments Subtotal / Wtd. Avg.		**916**	**-**	**$147,161**	**$174,809**	**$321,970**	**$351**
Totals / Wtd. Avg.		**1,206**	**$82,278**	**$157,121**	**$174,809**	**$414,208**	**$343**

Two Year Capital Commitment History



Acquisitions
Amendments
$152,769
$22,384
$130,385
3Q2020
$148,900
$65,525
$83,375
4Q2020
$135,070
$20,395
$114,675
1Q2021
$176,950
$45,100
$131,850
2Q2021
$207,315
$43,000
$164,315
3Q2021
$176,057
$43,400
$132,657
4Q2021
$107,708
$40,800
$66,908
1Q2022
$239,399
$147,161
$92,238
2Q2022

Note: Values in thousands except for $/PSF
1) Includes expected rentable square feet at completion of construction for certain properties.
2) Excludes transaction costs.
3) Calculated as IIP's total investment divided by the rentable square feet.
4) The tenant is expected to complete future building improvements at the property, for which we agreed to fund draws of up to approximately $10.0 million.

Innovative Industrial Properties 12

Innovative Industrial Properties 13 # of Rentable Square Feet Annualized Base Rent Year Leases # % $ % 2022 - - - - - 2023 - - - - - 2024 - - - - - 2025 - - - - - 2026 - - - - - 2027 - - - - - 2028 - - - - - 2029 1 120 1% $1,984 1% 2030 2 153 2% 5,334 2% 2031 6 183 2% 5,286 2% Therafter 101 8,122 95% 266,113 95% Total 110 8,578 100% $278,717 100% Note : Square footage and dollars in thousands 1) As a % of annualized base rent, refer to “Definitions” for additional details . Subsequent to June 30 , 2022 , Kings Garden Inc . , a tenant at six properties, defaulted on its obligations to pay rent at all properties . Leasing Summary - - - - - - - 1% 2% 2% 95% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter Lease Expiration Schedule as of June 30, 2022 (1) No Expiring Leases Until 2029

Top Tenants Overview

	IIP Portfolio					Calendar Year 2021 [3]		Tenant Information	
	Invested Capital [1]			Total Investment			Adjusted	Market	MSO
# Tenant	$	%	Square Feet [2]	/ Square Feet	# of Leases	Revenue	EBITDA [4]	Capitalization [5]	/ SSO [6]
1 PharmaCann	$306,172	13.0%	688	$445	11	Private Co.	Private Co.	Private Co.	MSO
2 Parallel	203,050	8.6%	895	227	4	Private Co.	Private Co.	Private Co.	MSO
3 Ascend Wellness (AWH)	199,050	8.5%	624	319	4	$332	$79	$367	MSO
4 Green Thumb Industries	176,800	7.5%	606	292	3	894	308	1,884	MSO
5 Kings Garden [7]	155,855	6.6%	567	275	6	Private Co.	Private Co.	Private Co.	SSO
6 Curaleaf	153,547	6.5%	474	324	7	1,210	298	3,589	MSO
7 Columbia Care	147,834	6.3%	584	253	21	460	58	534	MSO
8 Trulieve [8]	146,503	6.2%	740	198	6	938	385	2,283	MSO
9 Cresco Labs	120,845	5.1%	373	324	5	822	194	770	MSO
10 Holistic Industries	119,900	5.1%	333	360	5	Private Co.	Private Co.	Private Co.	MSO
11 4Front Ventures	99,250	4.2%	488	203	4	105	34	352	MSO
12 Green Peak (Skymint)	90,611	3.9%	288	315	8	Private Co.	Private Co.	Private Co.	SSO
13 Goodness Growth (f/k/a Vireo Health)	72,770	3.1%	453	161	2	54	(9)	158	MSO
14 Gold Flora	60,000	2.6%	201	299	1	Private Co.	Private Co.	Private Co.	SSO
15 Jushi	45,800	2.0%	129	355	1	209	17	276	MSO
Top 15 Tenants Total	**$2,097,986**	**89.2%**	**7,443**	**$282**	**88**				




LIBERTY


Sunday Goods
Sunday Goods

1) Dollars in thousands, see "Definitions" for additional details.
2) Square feet in thousands.
3) Dollars in millions, based on each company's public securities filings and earnings release, available at www.sec.gov, www.sedar.com, or each company's respective website, for the year ended December 31, 2021.
4) Adjusted EBITDA is a non-GAAP financial measure utilized in the industry. For definitions and reconciliations of Adjusted EBITDA to net income, see each company's public securities filings, available at www.sec.gov or www.sedar.com.
5) Dollars in millions, per S&P Capital IQ Pro as of 06/30/2022.
6) "MSO" means the tenant (or guarantor) conducts cannabis operations in more than one state. "SSO" means the tenant (or guarantor) conducts cannabis operations in a single state.
7) Subsequent to June 30, 2022, Kings Garden Inc., a tenant at six properties, defaulted on its obligations to pay rent at all properties.
8) Includes our Nevada property. Subsequent to June 30, 2022, the transfer of the license was completed to a subsidiary of Harvest Health & Recreation Inc. ("Harvest"), which is a subsidiary of Trulieve Inc. Harvest executed a lease guaranty in favor of IIP for tenant's obligations at the property.

Innovative Industrial Properties 14

Property List

# Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place [1]	Square Feet: Under Dev. / Redev. [2]	Square Feet: Total	Invested / Committed Capital: Invested	Invested / Committed Capital: Committed	Invested / Committed Capital: Total	Total / Square Feet
Industrial											
1 PharmaCann	New York	Hamptonburgh	12/19/2016	100%	80	145	225	$56,881	$51,619	$108,500	$482
2 PharmaCann	Michigan	Warren	10/9/2019	100%	205	-	205	83,045	550	83,595	408
3 PharmaCann	Massachusetts	Holliston	5/31/2018	100%	58	-	58	30,500	-	30,500	526
4 PharmaCann	Illinois	Dwight	10/30/2019	100%	66	-	66	28,000	-	28,000	424
5 PharmaCann	Pennsylvania	Scott Township	8/7/2019	100%	56	-	56	28,000	-	28,000	500
6 PharmaCann	Ohio	Buckeye Lake Village	3/13/2019	100%	58	-	58	20,000	-	20,000	345
7 Parallel	Pennsylvania	Pittsburgh	5/13/2021	100%	209	30	239	67,750	-	67,750	283
8 Parallel	Florida	Lakeland	9/18/2020	100%	65	155	220	56,400	-	56,400	256
9 Parallel	Florida	Wimauma	3/11/2020	100%	373	-	373	51,500	-	51,500	138
10 Ascend Wellness (AWH)	Illinois	Barry	12/21/2018	100%	166	-	166	71,000	-	71,000	428
11 Ascend Wellness (AWH)	Massachusetts	Athol	4/2/2020	100%	128	71	199	63,900	-	63,900	321
12 Ascend Wellness (AWH)	New Jersey	Franklin	2/10/2022	100%	80	34	114	39,500	500	40,000	351
13 Ascend Wellness (AWH)	Michigan	Lansing	7/2/2019	100%	145	-	145	24,150	-	24,150	167
14 Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100%	300	-	300	94,600	-	94,600	315
15 Green Thumb Industries	Illinois	Oglesby	3/6/2020	100%	208	-	208	50,000	-	50,000	240
16 Green Thumb Industries	Ohio	Toledo	1/31/2020	100%	98	-	98	32,200	-	32,200	329
17 Kings Garden	California	Palm Springs	4/16/2019	100%	56	180	236	43,288	24,437	67,725	287
18 Kings Garden	California	San Bernardino	11/16/2020	100%	-	192	192	46,950	3,425	50,375	262
19 Kings Garden	California	North Palm Springs	5/12/2020	100%	70	-	70	17,500	-	17,500	250
20 Kings Garden	California	Cathedral City	3/25/2022	100%	-	23	23	8,158	-	8,158	355
21 Kings Garden	California	Palm Springs	4/16/2019	100%	24	-	24	6,309	-	6,309	263
22 Kings Garden	California	Palm Springs	4/16/2019	100%	22	-	22	5,788	-	5,788	263
23 Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100%	74	105	179	35,512	26,128	61,640	344
24 Curaleaf	Illinois	Litchfield	10/30/2019	100%	127	-	127	40,000	-	40,000	315
25 Curaleaf	New Jersey	Blue Anchor	7/13/2020	100%	123	-	123	35,000	-	35,000	285
26 Curaleaf	North Dakota	Fargo	12/20/2019	100%	33	-	33	12,190	-	12,190	369
27 Columbia Care	Pennsylvania	Saxton	5/20/2019	100%	103	163	266	42,891	109	43,000	162
28 Columbia Care	Virginia	Richmond	1/15/2020	100%	82	-	82	19,750	-	19,750	241
29 Columbia Care	New Jersey	Vineland	7/16/2020	100%	50	-	50	11,820	-	11,820	236
30 Columbia Care	Colorado	Denver	10/30/2018	100%	58	-	58	11,250	-	11,250	194
31 Columbia Care	Colorado	Denver	12/14/2021	100%	18	-	18	9,917	-	9,917	551
32 Columbia Care	Colorado	Denver	12/14/2021	100%	12	-	12	3,276	-	3,276	273
33 Trulieve	Massachusetts	Holyoke	7/26/2019	100%	150	-	150	43,500	-	43,500	290
34 Trulieve	Florida	Alachua	1/22/2021	100%	295	-	295	41,650	-	41,650	141
35 Trulieve	Maryland	Hancock	8/13/2021	100%	63	52	115	28,539	976	29,515	257
36 Trulieve	Florida	Quincy	10/23/2019	100%	120	-	120	17,000	-	17,000	142
37 Trulieve*	Nevada	Las Vegas	7/12/2019	100%	43	-	43	9,600	-	9,600	223
38 Trulieve	Arizona	Cottonwood	4/27/2022	100%	17	-	17	5,238	-	5,238	308
39 Cresco Labs	Michigan	Marshall	4/22/2020	100%	115	-	115	32,000	-	32,000	278
40 Cresco Labs	Illinois	Kankakee	10/22/2019	100%	51	-	51	25,496	104	25,600	502
41 Cresco Labs	Illinois	Joliet	10/22/2019	100%	39	-	39	20,950	-	20,950	537
42 Cresco Labs	Ohio	Yellow Springs	1/24/2020	100%	50	-	50	12,448	1,097	13,545	271
43 Holistic Industries	Maryland	Capitol Heights	5/26/2017	100%	72	-	72	33,490	260	33,750	469
44 Holistic Industries	Pennsylvania	New Castle	6/10/2020	100%	108	-	108	23,192	2,458	25,650	238
45 Holistic Industries	Massachusetts	Monson	7/12/2018	100%	55	-	55	17,750	-	17,750	323
46 4Front Ventures	Illinois	Matteson	8/3/2021	100%	-	250	250	28,408	21,842	50,250	201

Note: Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space.
*Subsequent to June 30, 2022, the transfer of the license was completed to a subsidiary of Harvest Health & Recreation Inc. ("Harvest"), which is a subsidiary of Trulieve Inc. Harvest executed a lease guaranty in favor of IIP for tenant's obligations at the property.
1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 15

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place [1]	Square Feet: Under Dev. / Redev. [2]	Square Feet: Total	Invested / Committed Capital: Invested	Invested / Committed Capital: Committed	Invested / Committed Capital: Total	Total / Square Feet
47	4Front Ventures	Washington	Olympia	12/17/2020	100%	114	-	114	17,500	-	17,500	154
48	4Front Ventures	Massachusetts	Holliston	1/28/2022	100%	57	-	57	16,000	-	16,000	281
49	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100%	67	-	67	15,500	-	15,500	231
50	Green Peak (Skymint)	Michigan	Windsor	4/16/2021	100%	-	201	201	35,238	27,762	63,000	313
51	Green Peak (Skymint)	Michigan	Dimondale	8/2/2018	100%	56	-	56	15,799	-	15,799	282
52	Goodness Growth (f/k/a Vireo Health)	New York	Perth	10/23/2017	100%	40	324	364	43,363	19,697	63,060	173
53	Goodness Growth (f/k/a Vireo Health)	Minnesota	Otsego	11/8/2017	100%	89	-	89	9,710	-	9,710	109
54	Gold Flora	California	Desert Hot Springs	10/15/2021	100%	91	110	201	59,850	150	60,000	299
55	Jushi	Pennsylvania	Scranton	4/6/2018	100%	89	40	129	45,800	-	45,800	355
56	Calyx Peak	Missouri	Smithville	9/17/2021	100%	-	83	83	24,725	3,525	28,250	340
57	Temescal Wellness	Massachusetts	North Adams	5/26/2021	100%	-	71	71	21,408	5,392	26,800	377
58	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100%	84	-	84	25,000	-	25,000	298
59	The Pharm	Arizona	Willcox	12/15/2017	100%	358	-	358	20,000	-	20,000	56
60	Maitri	Pennsylvania	Pittsburgh	4/24/2019	100%	24	27	51	22,250	-	22,250	436
61	Texas Original	Texas	Bastrop	6/14/2022	100%	-	85	85	12,040	9,960	22,000	259
62	Medical Investor Holdings (Vertical)	California	Needles	9/11/2019	100%	46	-	46	10,100	-	10,100	220
63	Medical Investor Holdings (Vertical)	California	Needles	8/29/2019	100%	20	-	20	4,841	-	4,841	242
64	Medical Investor Holdings (Vertical)	California	Needles	8/29/2019	100%	7	-	7	1,471	-	1,471	210
65	Medical Investor Holdings (Vertical)	California	Needles	8/29/2019	100%	6	-	6	888	-	888	148
66	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100%	43	-	43	12,710	-	12,710	296
67	Emerald Growth	Michigan	Harrison Township	6/7/2019	100%	45	-	45	10,000	-	10,000	222
68	AYR Wellness	Ohio	Akron	5/14/2019	100%	11	-	11	3,550	-	3,550	323
	Industrial Subtotal / Wtd. Avg.				**100%**	**5,572**	**2,341**	**7,913**	**$1,914,030**	**$199,989**	**$2,114,020**	**$267**
	Retail											
69	PharmaCann	Colorado	Commerce City	2/21/2020	100%	5	-	5	$2,300	-	$2,300	$460
70	PharmaCann	Colorado	Aurora	12/14/2021	100%	2	-	2	1,274	400	1,674	837
71	PharmaCann	Colorado	Berthoud	12/14/2021	100%	6	-	6	1,112	294	1,406	234
72	PharmaCann	Colorado	Mancos	12/14/2021	100%	4	-	4	1,148	-	1,148	287
73	PharmaCann	Colorado	Pueblo	2/19/2020	100%	3	-	3	1,049	-	1,049	350
74	Curaleaf	North Dakota	Dickinson	12/14/2021	100%	5	-	5	2,045	-	2,045	409
75	Curaleaf	North Dakota	Devils Lake	12/14/2021	100%	4	-	4	1,614	-	1,614	404
76	Curaleaf	Pennsylvania	Bradford	12/14/2021	100%	3	-	3	1,058	-	1,058	353
77	Columbia Care	Colorado	Denver	12/14/2021	100%	4	-	4	7,338	-	7,338	1,834
78	Columbia Care	Colorado	Pueblo	12/14/2021	100%	6	-	6	4,878	-	4,878	813
79	Columbia Care	Colorado	Aurora	12/14/2021	100%	5	-	5	4,229	-	4,229	846
80	Columbia Care	Colorado	Glenwood Springs	12/14/2021	100%	4	-	4	4,187	-	4,187	1,047
81	Columbia Care	Colorado	Fort Collins	12/14/2021	100%	5	-	5	3,977	-	3,977	795
82	Columbia Care	Colorado	Aurora	12/14/2021	100%	4	-	4	3,601	-	3,601	900
83	Columbia Care	New Jersey	Vineland	7/16/2020	100%	4	-	4	2,165	-	2,165	541
84	Columbia Care	Colorado	Aurora	12/14/2021	100%	5	-	5	1,991	-	1,991	398
85	Columbia Care	Colorado	Englewood	12/14/2021	100%	4	-	4	1,778	-	1,778	445
86	Columbia Care	Colorado	Trinidad	12/14/2021	100%	9	-	9	1,728	-	1,728	192
87	Columbia Care	Colorado	Silver Plume	12/14/2021	100%	4	-	4	1,444	-	1,444	361
88	Columbia Care	Colorado	Black Hawk	12/14/2021	100%	4	-	4	1,321	-	1,321	330
89	Columbia Care	Colorado	Edgewater	12/14/2021	100%	5	-	5	1,089	-	1,089	218
90	Columbia Care	Colorado	Sheridan	12/14/2021	100%	2	-	2	890	-	890	445

Note: Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space.
1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties

16

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place [1]	Square Feet: Under Dev. / Redev. [2]	Square Feet: Total	Invested / Committed Capital: Invested	Invested / Committed Capital: Committed	Invested / Committed Capital: Total	Total / Square Feet
91	Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100%	3	-	3	3,372	28	3,400	1,133
92	Green Peak (Skymint)	Michigan	Lansing	11/4/2019	100%	14	-	14	2,225	-	2,225	159
93	Green Peak (Skymint)	Michigan	Flint	11/4/2019	100%	6	-	6	2,180	-	2,180	363
94	Green Peak (Skymint)	Michigan	Bay City	11/4/2019	100%	4	-	4	1,740	-	1,740	435
95	Green Peak (Skymint)	Michigan	Traverse City	11/25/2019	100%	2	-	2	1,272	-	1,272	636
96	Green Peak (Skymint)	Michigan	Newaygo	11/8/2019	100%	2	-	2	995	-	995	498
97	The Pharm	Arizona	Phoenix	9/19/2019	100%	2	-	2	2,500	-	2,500	1,250
98	Schwazze	Colorado	Ordway	12/14/2021	100%	2	-	2	400	-	400	200
99	Schwazze	Colorado	Rocky Ford	12/14/2021	100%	13	-	13	400	-	400	31
100	Schwazze	Colorado	Las Animas	12/14/2021	100%	2	-	2	400	-	400	200
101	Verano	Pennsylvania	Harrisburg	3/23/2022	100%	3	-	3	2,750	-	2,750	917
	Retail Subtotal / Wtd. Avg.				**100%**	**150**	**-**	**150**	**$70,448**	**$722**	**$71,170**	**$474**
	Industrial / Retail											
102	Parallel	Texas	San Marcos	3/10/2021	100%	-	63	63	$8,231	$19,169	$27,400	$435
103	Columbia Care	Colorado	Denver	12/14/2021	100%	33	-	33	8,206	-	8,206	249
104	Cresco Labs	Massachusetts	Fall River	6/30/2020	100%	99	19	118	24,806	3,944	28,750	244
105	Holistic Industries	Michigan	Madison Heights	9/1/2020	100%	63	-	63	27,778	722	28,500	452
106	Holistic Industries	California	Los Angeles	7/23/2019	100%	-	35	35	13,977	273	14,250	407
107	TILT Holdings	Massachusetts	Taunton	5/16/2022	100%	104	-	104	40,000	-	40,000	385
108	Sozo	Michigan	Warren	5/14/2021	100%	85	-	85	16,864	366	17,230	203
109	Schwazze	Colorado	Pueblo	12/14/2021	100%	8	-	8	2,165	-	2,165	271
110	Kaya Cannabis	Colorado	Denver	12/14/2021	100%	6	-	6	1,299	-	1,299	217
	Industrial / Retail Subtotal / Wtd. Avg.				**99%**	**398**	**117**	**515**	**$143,326**	**$24,474**	**$167,800**	**$326**
	Total / Wtd. Avg.				**100%**	**6,120**	**2,458**	**8,578**	**$2,127,804**	**$225,185**	**$2,352,990**	**$274**
	State Subtotal / Wtd. Avg.											
1		*Pennsylvania*			*100%*	*969*	*365*	*1,334*	*$363,802*	*$28,695*	*$392,498*	*$294*
2		*Michigan*			*100%*	*745*	*201*	*946*	*$256,659*	*$29,427*	*$286,086*	*$302*
3		*Illinois*			*100%*	*657*	*250*	*907*	*$263,855*	*$21,945*	*$285,800*	*$315*
4		*Massachusetts*			*100%*	*718*	*161*	*879*	*$273,364*	*$9,336*	*$282,700*	*$322*
5		*California*			*100%*	*385*	*540*	*925*	*$231,829*	*$28,285*	*$260,115*	*$281*
6		*New York*			*100%*	*120*	*469*	*589*	*$100,244*	*$71,316*	*$171,560*	*$291*
7		*Florida*			*100%*	*853*	*155*	*1,008*	*$166,550*	-	*$166,550*	*$165*
8		*New Jersey*			*100%*	*257*	*34*	*291*	*$88,485*	*$500*	*$88,985*	*$306*
9		*Maryland*			*100%*	*219*	*52*	*271*	*$87,029*	*$1,236*	*$88,265*	*$326*
10		*Colorado*			*100%*	*233*	-	*233*	*$82,646*	*$694*	*$83,340*	*$358*
11		*Ohio*			*100%*	*217*	-	*217*	*$68,198*	*$1,097*	*$69,295*	*$319*
12		*Texas*			*100%*	-	*148*	*148*	*$20,271*	*$29,129*	*$49,400*	*$334*
13		*Missouri*			*100%*	-	*83*	*83*	*$24,725*	*$3,525*	*$28,250*	*$340*
14		*Arizona*			*100%*	*377*	-	*377*	*$27,737*	-	*$27,738*	*$74*
15		*Virginia*			*100%*	*82*	-	*82*	*$19,750*	-	*$19,750*	*$241*
16		*Washington*			*100%*	*114*	-	*114*	*$17,500*	-	*$17,500*	*$154*
17		*North Dakota*			*100%*	*42*	-	*42*	*$15,849*	-	*$15,849*	*$377*
18		*Minnesota*			*100%*	*89*	-	*89*	*$9,710*	-	*$9,710*	*$109*
19		*Nevada*			*100%*	*43*	-	*43*	*$9,600*	-	*$9,600*	*$223*

Note: Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space.

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 17

Innovative Industrial Properties 18 Interest Rate / Quarter End Preferred Rate / Maturity / Wtd. (In thousands, except share and per share amounts) June 30, 2022 Wtd. Avg. Rate Avg. Maturity Unsecured debt: Exchangeable Senior Notes $6,453 3.75% 1.6 Years Notes Due 2026 300,000 5.50% 3.9 Years Total Unsecured Debt $306,453 5.46% 3.9 Years Gross Debt $306,453 5.46% 3.9 Years Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 600,000 Total Preferred Equity $15,000 9.00% Total Senior Capital $321,453 5.63% Debt Maturity Schedule Senior Capital and Debt Summary - - $6.5 Million - - $300.0 Million 2022 2023 2024 2025 2026 Exchangeable Senior Notes Notes Due 2026 Senior Capital Overview

Capitalization

	Quarter End June 30, 2022
Cash and Investments	
Cash and cash equivalents	$45,432
Restricted cash	530
Investments	309,442
Cash and Investments	**$355,404**
Cash Not Available for Investment:	
Short term liabilities [1]	$55,867
Tenant improvements and construction funding payable [2]	31,210
Tenant security deposits	52,843
Construction commitments [1]	194,400
Construction loan commitments [1]	802
Cash Not Available for Investment	**$335,122**
Cash Available for Investment	**$20,282**
Senior Capital:	
Gross Debt	$306,453
Total Preferred Equity	15,000
Total Senior Capital [3]	**$321,453**
Equity Market Capitalization:	
Stock Price as of 06/30/2022	$109.87
Shares outstanding	27,973,429
Equity Market Capitalization	**$3,073,441**

	Covenant [4]	June 30, 2022
Debt / Total Gross Assets	<60%	~12%
Secured Debt	<40%	0%
Unencumbered Total Gross Assets / Unsecured Debt	>150%	~828%
Debt Service Coverage Ratio	>1.5x	~15.7x
Egan Jones Credit Rating		BBB+

Note: Dollars in thousands, except for $/share
1) Refer to "Definitions" for additional details.
2) As reported on the company's quarterly filing for the particular period.
3) See "Senior Capital and Debt Summary" for details.
4) Calculated in accordance with the indenture governing the Notes due 2026, included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021.

Innovative Industrial Properties 19

Definitions

- **Adjusted Funds From Operations ("AFFO"):** Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT's operating performance. We calculate AFFO by adjusting Normalized FFO for certain non-cash items.
- **Annualized Base Rent ("ABR"):** ABR is calculated by multiplying rental payments (defined as the contractually due base rents and property management fees for the last month in the quarter), by twelve.
- **Cash and Investments:** Calculated as cash and cash equivalents, restricted cash, and investments (each as reported on the company's condensed consolidated balance sheets for the particular period).
- **Construction Commitments:** Calculated as remaining contractual commitments to fund draws to tenants and sellers related to development and redevelopment activities at properties.
- **Construction Loan Commitments:** Calculated as the remaining amount that may be funded pursuant to a construction loan agreement with a developer executed in June 2021, pursuant to which we agreed to lend up to $18.5 million for the development of a regulated cannabis cultivation and processing facility in California.
- **Exchangeable Senior Notes:** 3.75% Exchangeable Senior Notes due 2024.
- **Funds From Operations ("FFO"):** FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

  Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.
- **GAAP:** Accounting principles generally accepted in the United States.
- **Gross Debt:** Calculated as the sum of the principal amount outstanding of the Notes due 2026 and Exchangeable Senior Notes.

Innovative Industrial Properties 20

Innovative Industrial Properties 21 Definitions (Continued) • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in n atu re and/or not related to our core real estate operations. Exclusion of these items from similar FFO - type metrics is common within the equi ty REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to ass ist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other compa nie s, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normali zed FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be ex clu ded in calculating Normalized FFO include certain transaction - related gains, losses, income or expense or other non - core amounts as the y occur. • Notes due 2026 : 5.50% Unsecured Senior Notes due 2026. • Rent Collection: Calculated as actual base rent and property management fees collected over contractual billed base rent and property management fees. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Short - Term Liabilities: Calculated as dividends payable, accounts payable and accrued expenses (each as reported on the company’s condensed consolidated balance sheets for the particular period). • Total Committed / Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburs e c ertain tenants and sellers for completion of construction and improvements at the properties. Excludes an $18.5 million commitment from us t o a developer for construction of a regulated cannabis cultivation and processing facility in California. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • Total Senior Capital: Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock.

Innovative Industrial Properties 22 Analyst Coverage Analyst Research Firms Contact Information Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212 - 738 - 6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202 - 534 - 1392 Eric Des Lauriers Craig - Hallum Capital Group LLC Email: eric.deslauriers@craig - hallum.com Phone: 617 - 275 - 5177 Aaron Hecht JMP Securities Email: ahecht@jmpsecurities.com Phone: 415 - 835 - 3963 John Massocca Ladenburg Thalmann Email: jmassocca@ladenburg.com Phone: 212 - 409 - 2543 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212 - 466 - 7937 Scott Fortune Roth Capital Partners Email: sfortune@roth.com Phone: 949 - 720 - 7163 Investor Relations Email: ir@iipreit.com Phone: 858 - 997 - 3332

Innovative Industrial Properties 23 Senior Management Team and Board of Directors Senior Management Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director Catherine Hastings Chief Financial Officer and Treasurer Brian Wolfe Vice President, General Counsel and Secretary Ben Regin Vice President, Investments Andy Bui Vice President, Chief Accounting Officer Tracie Hager Vice President, Asset Management Kelly Spicher Vice President, Real Estate Counsel Board of Directors Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director Gary Kreitzer Vice Chairman (Independent) David Stecher Director (Independent) Scott Shoemaker, MD Director (Independent) Mary Allis Curran Director (Independent)